UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010 (September 23, 2010)

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 194,Guogeli Street, Harbin Heilongjiang Province, China	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-86-451-87702255

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2010, Gideon Kory delivered a resignation letter to SOKO Fitness & Spa Group, Inc. (the “Company”) pursuant to which he resigned from the board of directors of the Company (the “Board”) effective as of the close of business October 6, 2010.

Mr. Kory is currently (and will remain through the effective date of his resignation) the Chairman of the Audit Committee of the Board (the “Audit Committee”).  Mr. Kory is also a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “N&G Committee”).

The resignation of Mr. Kory is purely personal in nature and is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The resignation letter of Mr. Kory is filed as Exhibits 99.1 to this Current Report on Form 8-K.

On September 23, 2010, at a duly held meeting of the Board, and upon the recommendation of the N&G Committee, the Board appointed, effective as of the close of business on October 6, 2010, Colin Sung to fill the vacancy on the Board created by the resignation of Mr. Kory.  Mr. Sung will act as Chairman of the Audit Committee and will serve on the N&G Committee and the Compensation Committee.

The Board also granted Mr. Sung, with the recommendation of the Compensation Committee, an annual cash compensation of US$24,000 and an option to purchase 65,000 shares of the Company’s common stock, which option shall: (i) vest 20% on October 6, 2011, 40% on October 6, 2012 and 40% on October 6, 2013, (ii) be exercisable for a period of three years and (iii) have an exercise price equal to the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on October 6, 2010.  These terms will be included in an Independent Director Agreement with Mr. Sung which is expected to be finalized in the upcoming weeks as well as the Company’s standard option agreement.

The following is biographical information regarding Mr. Sung.

Colin Sung, 44, is Deputy Chief Executive Officer and Chief Financial Officer of Linktone Ltd., a wireless interactive entertainment services provider to consumers in China, since June 2009.  He was the Chief Financial Officer and President of China Cablecom Holdings, Ltd., a consolidated cable network operator in China, from February 2008 to March 2009.  Prior to that, he had served as Linktone Ltd.’s Chief Financial Officer from June 2005 to January 2008 and as a director from February 2007 to January 2008, and thereafter, remained with Linktone in a consulting capacity for a transition period in order to assist Linktone with a planned strategic investment by PT Media Nusantara Citra Tbk.  He also served as Linktone acting Chief Executive Officer from February 2006 to April 2006. From June 2004 to April 2005, Mr. Sung served as corporate controller of UTI, United States, Inc., a subsidiary of International Freight Forwarder, which is listed on The NASDAQ Global Market.  From August 2001 to May 2004, he was the Vice President of Finance and Corporate Controller of USF Worldwide, Inc., a subsidiary of US Freightways, which is listed on The NASDAQ Global Market and was acquired by GPS Logistics in October 2002. Mr. Sung has a Bachelor of Science degree from William Paterson University and a Masters of Business Administration degree from American Intercontinental University. Mr. Sung is also a certified public accountant in the State of New Jersey.

In addition, on September 23, 2010, the Board also approved, with the recommendation of the Compensation Committee, that Mr. Su Zhang, an independent director of the Company and Chairman of N&G Committee, will receive an annual cash compensation of US$18,000 for the services he provides during the fiscal year ended May 31, 2011.

On September 27, 2010, the Company issued a press release regarding the resignation of Mr. Kory and the appointment of Mr. Sung.  A copy of such press release is filed as Exhibits 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Resignation Letter, dated September 23, 2010, of Gideon Kory.

99.2	Press Release of the Company, dated September 27, 2010, regarding resignation of Mr. Kory and the appointment of Mr. Sung.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibit hereto and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO FITNESS & SPA GROUP, INC.

Dated: September 27, 2010	By:	/s/ Tong Liu
Name: Tong Liu Title: Chairman and Chief Executive Officer